                                                                    EXHIBIT 99.2


DUQUESNE ENTERPRISES AND SUBSIDIARY COMPANIES
CONSOLIDATING INCOME STATEMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
(THOUSANDS OF DOLLARS)

                                                                                                                     Property
                                                                           Allegheny       Keystone        JLK       Ventures
                                                     Duquesne            Development       Power        Technology    Ltd. &
                                                   Enterprises           Corporation      Services         Inc.     Subsidiaries
                                                   -----------           -----------      --------         ----     ------------
Operating Revenues                                   $ 2,386               $11,613           $16,999         $400       $ 9,996

Operating Expenses:

   Operation Expense                                    (939)                7,513            15,221          246         8,744

   Depreciation and amortization                          38                   756               354           55         2,696

   Taxes other than income taxes                         232                   134                 0            0           378
                                                     -------               -------           -------         ----       -------

      Total operating expenses                          (669)                8,403            15,575          301        11,818

Operating Income                                       3,055                 3,210             1,424           99        (1,822)

Other Income                                           8,399                     0              (488)          28         3,992
                                                     -------               -------           -------         ----       -------

Income Before Interest and Other Charges              11,454                 3,210               936          127         2,170

Interest and Other Charges:
   Interest Expense                                      668                     0               406            0         1,373

   Preferred and Preference stock dividends                0                     0                 0            0             0
                                                     -------               -------           -------         ----       -------
Total Interest and Other Charges                         668                     0               406            0         1,373
                                                     -------               -------           -------         ----       -------

Income Before Income Taxes                            10,786                 3,210               530          127           797

   Federal income taxes                                2,774                 1,031               167           44           241

   State income taxes                                    879                   269                53            0            21
                                                     -------               -------           -------         ----       -------

Net Income                                           $ 7,133               $ 1,910           $   310         $ 83       $   535

                                                                                                           Duquesne
                                                                                                        Enterprises &
                                                      On-Demand            DQE         Consolidation      Subsidiary
                                                       Energy         Communications   Eliminations        Companies
                                                      ---------       --------------   ------------        ---------
Operating Revenues                                       $1,365            $ 508         ($1,841)           $41,426

Operating Expenses:

   Operation Expense                                      2,122              440             292             33,639

   Depreciation and amortization                             33              110               0              4,042

   Taxes other than income taxes                              5               13               0                762
                                                         ------            -----         -------            -------

      Total operating expenses                            2,160              563             292             38,443

Operating Income                                           (795)             (55)         (2,133)             2,983

Other Income                                                  0                0               0             11,931
                                                         ------            -----         -------            -------

Income Before Interest and Other Charges                   (795)             (55)         (2,133)            14,914

Interest and Other Charges:
   Interest Expense                                           0                3            (292)             2,158

   Preferred and Preference stock dividends                   0                0               0                  0
                                                         ------            -----         -------            -------
Total Interest and Other Charges                              0                3            (292)             2,158
                                                         ------            -----         -------            -------

Income Before Income Taxes                                 (795)             (58)         (1,841)            12,756

   Federal income taxes                                    (278)             (20)              0              3,959

   State income taxes                                         0                0               0              1,222
                                                         ------            -----         -------            -------

Net Income                                                ($517)            ($38)        ($1,841)           $ 7,575

DUQUESNE ENTERPRISES AND SUBSIDIARY COMPANIES           EXHIBIT 99.2 (cont,d)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1998
(THOUSANDS OF DOLLARS)

                                                                                                                  Property
                                                                  Allegheny        Keystone         JLK           Ventures
                                                 Duquesne        Development        Power        Technology        Ltd. &
                                                Enterprises      Corporation       Services         Inc.        Subsidiaries
                                              --------------   ---------------   ------------   ------------  ----------------
ASSETS:
Current Assets:
Cash and Temporary Cash Investments              $  3,425        $       0         $    615            $  0         $    150
Receivables                                         8,929            5,197           10,085               0            3,883
Other Current Assets                                3,713                0              299               0                0
                                                 --------        ---------         --------            ----         --------
Total Current Assets                               16,067            5,197           10,999               0            4,033

Fixed Assets:
Energy Facility                                         0           11,121                0               0                0
Energy Management Equipment                             0                0            3,455               0                0
Buildings and Land                                      0                0                0               0           71,203
Construction Work in Progress                           0                0                0               0                0
Office Furniture and Equipment                        352               52                0               0               91
Accumulated Depreciation and Amortization            (153)          (5,220)          (1,677)              0          (10,322)
                                                 --------        ---------         --------            ----         --------
Net Fixed Assets                                      199            5,953            1,778               0           60,972

Other Assets:
Investments in Subsidiaries                        70,663                0                0               0                0
Goodwill                                                0                0           19,460               0                0
Other Investments                                  12,491                0            9,316             338                0
Other Deferred Debits                                 332                3              710               0            1,234
                                                 --------        ---------         --------            ----         --------
Total Other Assets                                 83,486                3           29,486             338            1,234

Total Assets                                     $ 99,752        $  11,153         $ 42,263            $338         $ 66,239

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Notes Payable                                    $ 24,000        $       0         $      0            $  0         $      0
Current Maturities & Sinking Fund Req.                  0                0                0               0              435
Accounts Payable                                    4,925            2,928            6,546             278            8,541
Accrued Liabilities                                 6,992              154               53               0              (71)
                                                 --------        ---------         --------            ----         --------
Total Current Liabilities                          35,917            3,082            6,599             278            8,905

Long-Term Debt                                          0                0            9,629               0            8,719

Other Liabilities                                    (226)             596            2,574               0             (758)

Stockholders' Equity:
Common Stock                                            0               96                0               0                0
Paid-in Capital & Treasury Stock                   77,548            6,889           23,150               0           50,321
Retained Earnings                                 (13,487)             490              311              60             (948)
                                                 --------        ---------         --------            ----         --------
Total Stockholders' Equity                         64,061            7,475           23,461              60           49,373

Total Liabilities and Stockholders' Equity       $ 99,752        $  11,153         $ 42,263            $338         $ 66,239

                                                                                   Duquesne
                                                                                 Enterprises &
                                              On-Demand        Consolidation      Subsidiary
                                               Energy          Eliminations        Companies
                                              ---------      ---------------     -------------
ASSETS:
Current Assets:
Cash and Temporary Cash Investments              $      0        $       0         $  4,190
Receivables                                           277          (15,148)          13,223
Other Current Assets                                    5                0            4,017
                                                 --------        ---------         --------
Total Current Assets                                  282          (15,148)          21,430

Fixed Assets:
Energy Facility                                         0                0           11,121
Energy Management Equipment                           330                0            3,785
Buildings and Land                                      0                0           71,203
Construction Work in Progress                         100                               100
Office Furniture and Equipment                        204                0              699
Accumulated Depreciation and Amortization             (34)               0          (17,406)
                                                 --------        ---------         --------
Net Fixed Assets                                      600                0           69,502

Other Assets:
Investments in Subsidiaries                             0          (70,663)               0
Goodwill                                                0                0           19,460
Other Investments                                     584           (2,500)          20,229
Other Deferred Debits                                  70              (16)           2,333
                                                 --------        ---------         --------
Total Other Assets                                    654          (73,179)          42,022

Total Assets                                     $  1,536       ($  88,327)        $132,954

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Notes Payable                                    $      0        $       0         $ 24,000
Current Maturities & Sinking Fund Req.                  0                0              435
Accounts Payable                                      175          (15,147)           8,246
Accrued Liabilities                                    (8)               0            7,120
                                                 --------        ---------         --------
Total Current Liabilities                             167          (15,147)          39,801

Long-Term Debt                                          0           (2,500)          15,848

Other Liabilities                                     225                0            2,411

Stockholders' Equity:
Common Stock                                           46             (142)               0
Paid-in Capital & Treasury Stock                    1,666          (82,088)          77,486
Retained Earnings                                    (568)          11,550           (2,592)
                                                 --------        ---------         --------
Total Stockholders' Equity                          1,144          (70,680)          74,894

Total Liabilities and Stockholders' Equity       $  1,536        ($ 88,327)        $132,954